          As filed with the Securities and Exchange Commission on June 20, 2000
                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          TRIQUINT SEMICONDUCTOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

        DELAWARE                                                95-3654013
  --------------------     2300 N.E. BROOKWOOD PARKWAY    --------------------
(STATE OF INCORPORATION)     HILLSBORO, OREGON 97124       (I.R.S. EMPLOYER
                          (ADDRESS, INCLUDING ZIP CODE   IDENTIFICATION NUMBER)
                           OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                              --------------------

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                              --------------------

                                 STEVEN J. SHARP
                   Chairman of the Board, President and Chief
                                Executive Officer
                           TriQuint Semiconductor, Inc
                           2300 N.E. Brookwood Parkway
                             Hillsboro, Oregon 97124
                                 (503) 615-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                              --------------------
                                   COPIES TO:

                              ROBERT P. LATTA, ESQ.
                               JULIA REIGEL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                              --------------------


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE                              OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
               REGISTERED                 AMOUNT TO BE REGISTERED         SHARE(2)                 PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
issued under the 1998 Employee Stock
Purchase Plan(1).......................        641,801 shares            $87.815625            $56,360,155.94         $14,879.08
===================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock of $103.3125 as reported on the Nasdaq National Market on June 16, 2000. The exercise price of $87.815625 per share, computed in accordance with Rule 457(h) pursuant to the 1998 Employee Stock Purchase Plan, is 85% of the lesser of the price of a share of Common Stock of the Registrant on the first day of the offering period or the last date of the purchase period.
================================================================================

         The contents of the Registrant's Form S-8 Registration Statement (Registration Statement No. 333-66707) filed with the Commission on November 3, 1998 is incorporated herein by reference.

             PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.       EXHIBITS
              --------


   Exhibit
   Number                               Documents
----------------  --------------------------------------------------------------
        4.1*      1998 Employee Stock Purchase Plan

        5.1       Opinion of counsel as to legality of securities being registered

       23.1       Consent of Counsel (contained in Exhibit 5.1)

       23.2       Consent of Independent Auditors

       24.1       Power of Attorney (see page 4)

------------------
* Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-8 (No. 333-66707) on November 3, 1998.

ITEM 9.       UNDERTAKINGS
              ------------

              A.       The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 20th day of June 2000.

                             TRIQUINT SEMICONDUCTOR, INC.


                             By: /s/ Steven J. Sharp
                                -------------------------------------
                                 Steven J. Sharp
                                 Chairman of the Board, President and Chief
                                 Executive Officer (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Sharp and Edson H. Whitehurst, Jr., jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                           TITLE                                    DATE
--------------------------------------     ----------------------------------------------------     --------------------
/s/ Steven J. Sharp                        Chairman of the Board, President and Chief Executive          June 20, 2000
--------------------------------------     Officer (Principal Executive Officer)
Steven J. Sharp

/s/ Edson H. Whitehurst, Jr.               Vice President, Finance and Administration, Chief             June 20, 2000
--------------------------------------     Financial Officer and Secretary (Principal Financial
Edson H. Whitehurst, Jr.                   and Accounting Officer)

/s/ Paul A. Gary                           Director                                                      June 20, 2000
--------------------------------------
Paul A. Gary


--------------------------------------     Director
Charles Scott Gibson

/s/ Nicholas Kauser                        Director                                                      June 20, 2000
--------------------------------------
Nicholas Kauser

/s/ Walden C. Rhines
--------------------------------------     Director                                                      June 20, 2000
Walden C. Rhines

/s/ Edward F. Tuck                         Director                                                      June 20, 2000
--------------------------------------
Edward F. Tuck


                          TRIQUINT SEMICONDUCTOR, INC.

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                                INDEX TO EXHIBITS



   Exhibit Number                                    Documents
--------------------- ------------------------------------------------------------------------------
        4.1*          1998 Employee Stock Purchase Plan

        5.1           Opinion of counsel as to legality of securities being registered

       23.1           Consent of Counsel (contained in Exhibit 5.1)

       23.2           Consent of Independent Auditors

       24.1           Power of Attorney (see page 4)

------------------
* Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-8 (No. 333-66707) on November 3, 1998.